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Schlumberger Limited

277 Park Avenue                                                    Schlumberger
New York NY 10172-0266 USA
Tel: (212) 350-9400


                                                                January 10, 2000


Schlumberger Limited
277 Park Avenue
New York, N.Y. 10172

Gentlemen:

    I am General Counsel of Schlumberger Limited ("Schlumberger"), and, as set forth in the Registration Statement on Form S-3, File Number 333-92843 (the "Registration Statement"), filed by Schlumberger under the Securities Act of 1933, as amended, relating to 15,153,018 shares of common stock, par value $.01 per share, of Schlumberger (the "Shares"), I am passing upon certain legal matters in connection with the Shares for you. The shares were purchased upon exercise of a warrant held by Dow Financial Holdings Inc. The Shares issued upon exercise of the warrant were treasury shares. At your request, this opinion of counsel is being furnished for filing as Exhibit 5.1 to the Registration Statement.

    I am a member of the New York bar, and I am not admitted to practice in, nor do I hold myself out as an expert on the laws of, the Netherlands Antilles. I have, however, consulted with the law firm of Smeets Thesseling von Bokhorst Spigt, counsel qualified to practice in the Netherlands Antilles. Insofar as the opinions expressed below involve conclusions as to matters governed by the laws of the Netherlands Antilles, I am relying on the opinion of such counsel.

    In my capacity as General Counsel of Schlumberger, I am familiar with the Articles of Incorporation and By-Laws of Schlumberger, each as amended to date, have familiarized myself with the matters discussed herein and have examined all statutes and other records, instruments and documents pertaining to Schlumberger and the matters discussed herein that I deem necessary to examine for the purpose of this opinion.

    Based upon my examination as aforesaid, I am of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.



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Schlumberger Limited                      -2-


    I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus included as part of the Registration Statement. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                Very truly yours,

                                                /s/ JAMES GUNDERSON
                                                --------------------------
                                                James Gunderson